AMENDMENT ONE
TO THE TRANE TECHNOLOGIES
KEY MANAGEMENT SUPPLEMENTAL PROGRAM
(Amended and Restated as of May 4, 2020)

WHEREAS, Trane Technologies Company LLC (the “Company”) sponsors and maintains the Trane Technologies Key Management Supplemental Program (the “Program”) for the benefit of a select group of employees of the Company and of its direct or indirect parents, subsidiaries or affiliates;
WHEREAS, as there have been no employees nominated for participation in the Program since 2019, management recommended that the Program be closed to new participants;
WHEREAS, pursuant to Section 7.1 of the Program, the Human Resources & Compensation Committee of the Board of Directors of the Company (the “Committee”) has the right to amend the Program;
WHEREAS, at its meeting on October 11, 2022, the Committee closed the Program to new participants effective immediately;
NOW, THEREFORE BE IT RESOLVED, that the Program is hereby amended through this Amendment Number One, as follows:
Section 2.1 is amended to add the following to the end thereof:
“Notwithstanding the foregoing, there shall be no additional Employees approved for participation in the Program on or after October 11, 2022.”
IN WITNESS WHEREOF, the Company has caused this Amendment One to the Program to be executed on this 15th day of November, 2022.
TRANE TECHNOLOGIES COMPANY LLC

By:     /s/ Lynn Castrataro
Lynn Castrataro, Vice President, Total Rewards